SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):    April 30, 2012

VIPER RESOURCES, INC.

________________________________________________________________________

 (Exact name of registrant as specified in its charter)

Nevada	000-52782	26-2113613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 E Colorado Blvd, Suite 888 Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

(626) 683-7330

(Registrant’s telephone number, including area code)

________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Dianwen Ju, Xiao Chen, and Jimmy Wang have served as our President/Chief Executive Officer, Chief Financial Officer and Treasurer, respectively, since April 25, 2011 without compensation of any kind.  On April 30, 2012, our board of directors approved compensation payments in the amount of $100,000 to each of them with respect to the one year period from April 25, 2011 through and including April 24, 2012 by issuing to them shares of our restricted common stock valued at $0.02 per share, which was the closing trading price for our common stock on April 27, 2012 and throughout April 2012.  In connection therewith, the board authorized the issuance of 5,000,000 shares to each of Messrs. Ju, Chen, and Wang.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

As discussed in Item 1.01 above, on April 30, 2012, our board of directors authorized the issuance of 5,000,000 shares of our common stock to each of Dianwen Ju, Xiao Chen, and Jimmy Wang.  The shares will be issued in reliance on the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended, as they involve sales by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER RESOUCES, INC.

Dated:  May 4, 2012

By:       /s/ Dianwen Ju

Name:  Dianwen Ju

Title:  President